UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Supplemental Indenture

    On January 15, 2007, Prestige Brands Holdings, Inc. (the “Company”) entered into (i) a Second Supplemental Indenture, dated as of December 19, 2006 (the “Second Supplemental Indenture”), by and among Prestige Brands, Inc. (“PBI”), U.S. Bank, National Association (the “Trustee”), the Company, Dental Concepts LLC (“Dental Concepts”) and Prestige International Holdings, LLC (“PIH”); and (ii) a Guaranty Supplement, dated as of December 19, 2006 (the “Indenture Guaranty Supplement”). Each of PBI, Dental Concepts and PIH is a wholly-owned subsidiary of the Company. The Second Supplemental Indenture supplements and amends the Indenture, dated as of April 6, 2004, by and among PBI, the Trustee and the guarantors parties thereto, as supplemented and amended by the Supplemental Indenture dated as of October 6, 2004 by and among PBI, the Trustee and Vetco, Inc. (collectively, the “Indenture”), which provided for the issuance of PBI’s 9 ¼% Senior Subordinated Notes due 2012 (the “Indenture Notes”). As of January 15, 2007, approximately $128,913,750 is outstanding (including accrued interest of $2,913,750) under the Indenture Notes and the Indenture. The Indenture Notes bear interest at the rate of 9 ¼% interest per annum. Interest on the Indenture Notes are payable on April 15 and October 15 of each year until the Indenture Notes mature on April 15, 2012 or are otherwise earlier redeemed or accelerated. Additional interest shall be payable on any defaulted interest under the Indenture Notes. Future payments due under the Indenture Notes may be, or in certain cases will be, accelerated if an Event of Default (as defined in the Indenture) occurs. The Indenture is filed as Exhibit 4.1 to PBI’s Registration Statement on Form S-4 filed with the Commission on July 6, 2004.

    Pursuant to the terms of the Second Supplemental Indenture and the Indenture Guaranty Supplement, each of the Company, Dental Concepts and PIH agreed to guaranty all of PBI’s obligations set forth in the Indenture Notes and the Indenture.

    The Second Supplemental Indenture also amended the covenant requiring Prestige Brands International, LLC (“Prestige Brands International”) to file periodic reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). So long as the Company or any other guarantor is required to file periodic reports under Section 13 or 15(d) of the Exchange Act that are substantially the same as the periodic reports that would otherwise be required to be filed pursuant to the Indenture by Prestige Brands International with the SEC, Prestige Brands International shall not be required to file such reports with the Commission.

Supplement to Credit Agreement

    On January 15, 2007, the Company, PIH and Dental Concepts entered into a Joinder Agreement, dated as of December 19, 2006 (the “Joinder Agreement”), and a Guaranty Supplement, dated as of December 19, 2006 (the “Credit Agreement Guaranty

Supplement”), each in favor of Citicorp North America, Inc., as Administrative Agent (“Citicorp”). Pursuant to the terms of the Joinder Agreement and the Credit Agreement Guaranty Supplement, each of the Company, Dental Concepts and PIH agreed to become a party to the Pledge and Security Agreement, dated as of April 6, 2004 (the “Security Agreement”), by PBI and certain of its affiliates in favor of Citicorp, and the Guaranty, dated as of April 6, 2004 (the “Credit Agreement Guaranty”), among certain affiliates of PBI and acknowledged by Citicorp. The Security Agreement and the Credit Agreement Guaranty secure the performance by PBI of its obligations under the Credit Agreement, dated as of April 6, 2004 (the “Credit Agreement”), as amended, among PBI, Prestige Brands International, the Lenders (as defined in the Credit Agreement), the Issuers (as defined in the Credit Agreement) and Citicorp, Bank of America, N.A., as Syndication Agent, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Documentation Agent, by granting security interests to Citicorp in collateral owned by PBI and certain of its affiliates and providing guaranties of such obligations by certain of PBI’s affiliates to Citicorp.

    As of January 15, 2007, approximately $348,786,541 of Tranche B Loans (as defined in the Credit Agreement) is outstanding (including accrued interest of $3,549,041) under the Credit Agreement and the promissory notes executed in connection therewith (the “Bank Notes”). The Bank Notes bear interest at variable rates in accordance with the terms of the Credit Agreement and such interest and any applicable amortization payments are generally paid quarterly. The Tranche B Loans mature on April 6, 2011 unless they are prepaid or accelerated in accordance with the terms of the Credit Agreement. Additional interest in the amount of 2% shall be payable by PBI under certain circumstances upon the occurrence of an Event of Default (as defined in the Credit Agreement). Future payments due under the Bank Notes may be, or in certain cases will be, accelerated if an Event of Default occurs. The Credit Agreement is filed as Exhibit 10.1 to the Company’s Form S-1 filed with the Commission on July 28, 2004.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    Reference is hereby made to the disclosures in Item 1.01 above of this Form 8-K which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On January 12, 2007, Peter C. Mann, the Chairman of the Board, Acting Chief Executive Officer and President of the Company resigned from such positions effective as of January 19, 2007. Notwithstanding the resignation by Mr. Mann from his positions as Chairman of the Board, Acting Chief Executive Officer and President, Mr. Mann will remain a member of the Board of Directors of the Company. Effective as of January 19, 2007, Mr. Mann’s salary will be reduced to $225,000 per annum and shall be payable in accordance with the terms of the Senior Management Agreement, dated as of March 21, 2006, by and among the Company, PBI and Mr. Mann.

On January 12, 2007, the Company entered into an Employment Agreement (the “Employment Agreement”), effective as of January 19, 2007 (the “Effective Date”), with Mark Pettie. Subject to the terms and conditions of the Employment Agreement, Mr. Pettie shall serve as the Company’s Chairman of the Board and Chief Executive Officer through March 31, 2008. Pursuant to the terms of the Employment Agreement, Mr. Pettie’s base salary shall be $425,000 per annum, subject to periodic review by the Board of Directors of the Company, which first such review shall take place during or before April 2008.

During the term of the Employment Agreement, Mr. Pettie shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company, and on the same basis as such senior executive officers, except as to benefits that are specifically applicable to Mr. Pettie pursuant to his Employment Agreement. With regard to the Company’s annual bonus plan, Mr. Pettie shall be entitled to an annual bonus (including a guaranteed prorated target bonus of no less than $62,877 for the fiscal year ending March 31, 2007 based upon days of service from the Effective Date through March 31, 2007), the amount of which shall be determined by the Company’s Compensation Committee. During the term of the Employment Agreement, Mr. Pettie’s annual target (subject to such performance and other criteria as may be established by the Company’s Compensation Committee) bonus shall be no less than 75% of base salary and the maximum bonus shall be no less than 150% of base salary; provided, that any bonus payable for the fiscal year ending March 31, 2008 shall be reduced by any amounts paid to Mr. Pettie as a retention bonus in accordance with the terms of the Employment Agreement.

Pursuant to the terms of the Employment Agreement, Mr. Pettie and his eligible dependents shall be eligible for participation in, and shall receive all benefits under, the Company’s welfare benefit plans, practices, policies and programs. Mr. Pettie shall also be entitled to receive executive perquisites, fringe and other benefits as are provided to the senior most executives and their families under any of the Company’s plans and/or programs and such other benefits as are customarily available to the Company’s senior executives. In addition, Mr. Pettie shall also receive, to the extent he continues to be employed by the Company on the relevant dates, a retention bonus in the amount of $75,000 on each of April 1, 2007 and 2008. Furthermore, beginning April 2007, Mr. Pettie shall participate to the same extent as other senior executives in awards under the Company’s 2005 Long-Term Equity Incentive Plan (“LTIP”). Mr. Pettie’s LTIP award shall have at the time of grant a value of 150% of Mr. Pettie’s total cash compensation during the fiscal year immediately preceding the date of the LTIP award. In April 2007, the Company shall grant a LTIP award, consisting of restricted stock, with a value of $1,125,000, subject to the terms and conditions of the LTIP. Any future LTIP awards to Mr. Pettie beginning April 1, 2008 shall be determined in accordance with the prevailing practice applicable to senior executives. Upon a Change in Control (as defined in the LTIP), all awards to Mr. Pettie under the LTIP vest with no requirement that Mr. Pettie’s employment with the Company has terminated. In addition to the foregoing, upon receipt of appropriate written documentation, the Company will reimburse Mr. Pettie up to

 $15,000 for reasonable and customary legal fees and expenses incurred by him with respect to the negotiation and execution of the Employment Agreement.

The Employment Agreement may be terminated (i) by the Company for Cause (as defined in the Employment Agreement), without Cause or due to Mr. Pettie’s Disability (as defined in the Employment Agreement); (ii) by Mr. Pettie for Good Reason (as defined in the Employment Agreement) or no reason; or (iii) upon the death of Mr. Pettie.

In the event the Company terminates Mr. Pettie’s employment for Cause, the Company shall have no liability to Mr. Pettie other than his accrued base salary through the date of termination and any other applicable benefits. In the event the Employment Agreement is terminated due to Mr. Pettie’s death or Disability, or Mr. Pettie terminates the Employment Agreement without Good Reason, the Company shall have no liability to Mr. Pettie other than the payment of Accrued Obligations (as defined in the Employment Agreement) and any other applicable benefits. With regard to a termination of the Employment Agreement due to the death or Disability of Mr. Pettie, any award granted under the LTIP shall immediately vest upon Mr. Pettie’s death or Disability.

In the event Mr. Pettie is terminated by the Company without Cause, or Mr. Pettie terminates the Employment Agreement for Good Reason, the Company shall pay to Mr. Pettie (i) cash in an aggregate amount equal to the sum of (a) Mr. Pettie’s base salary through the date of termination; (b) any accrued expenses and vacation pay; and (c) any deferred compensation, as applicable; (ii) in installments ratably over 12 months in accordance with the Company’s normal payroll practices (or in a lump sum with the consent of Mr. Pettie), the aggregate amount equal to the sum of (a) Mr. Pettie’s base salary in effect as of the date of termination; and (b) Mr. Pettie’s Applicable Annual Bonus (as defined in the Employment Agreement); and (iii) cash in the aggregate amount equal to the Prorated Unvested LTIP Award Value (as defined below) for each LTIP award; provided, that with respect to clause (iii), such termination occurs prior to March 31, 2010. In addition to the foregoing, Mr. Pettie shall be entitled to participate in the Company’s life, medical and disability insurance programs on the same basis as an active employee of the Company for up to 12 months after the date of termination. Thereafter, Mr. Pettie shall be entitled to continuation of benefits pursuant to the provisions of COBRA. “Prorated Unvested LTIP Award Value” shall equal the product of (i) a fraction, the numerator of which shall be the number 1 if Mr. Pettie has been employed for 12 months or less from the applicable grant date of the LTIP award in question (the “Grant Date”), the number 2 if Mr. Pettie has been employed for more than 12 months but less than 24 months from the Grant Date, and the number 3 if Mr. Pettie has been employed for more than 24 months from the Grant Date, and the denominator of which shall be the number 3; multiplied by (ii) the value (based, in the case of restricted stock, upon the closing market price of the Company’s common stock on the day prior to the date of termination of employment) of the unvested portion of each LTIP award.

The Employment Agreement also contains certain confidentiality, non-competition and non-solicitation provisions as well as other provisions that are customary for an executive employment agreement.

Mr. Pettie, who is 50 years old, served as the President, Dairy Foods Group for Conagra Foods from 2005 to 2006 where he was responsible for all aspects of marketing, finance, sales, operations, research and development and human resources. From 1981 to 2004, Mr. Pettie held various positions of increasing responsibility at Kraft Foods and was appointed Executive Vice President/General Manager of Kraft Foods’ Coffee Division in 2002. As the Executive Vice President/General Manager of Kraft Foods’ Coffee Division, Mr. Pettie was responsible for all aspects of sales, marketing, strategy, finance, operations, green coffee procurement and human resources for the division. Mr. Pettie received a M.B.A. from Cornell University and a B.S. from the State University of New York at Binghamton.

Item 7.01 Regulation FD Disclosure.

On January 12, 2007, the Company issued a press release announcing the resignation of Mr. Mann as Chairman of the Board, Acting Chief Executive Officer and President and the appointment of Mr. Pettie as Chairman of the Board and Chief Executive Officer, which is furnished to the Commission as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein as if copied verbatim.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated January 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2007	PRESTIGE BRANDS HOLDINGS, INC.

By: /s/ Charles N. Jolly
Name: Charles N. Jolly
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated January 12, 2007.